Exhibit 23


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated January 17, 1996 (except with respect to the matter discussed in Note 14, as to which the date is March 12,
1996), on the consolidated financial statements of Power Convertibles Corporation included in or made part of this Form 8-K filed by Charter Power Systems, Inc.


                                              ARTHUR ANDERSEN LLP

Tucson, Arizona,
May 10, 1996.